UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2013

CENTAUR GUERNSEY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	001-09913	98-1022387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12930 West Interstate 10, San Antonio, Texas 78249
(Address of principal executive offices)

Registrant's telephone number, including area code: (210) 524-9000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The governing board of directors of Centaur Guernsey L.P. Inc. (the “Company”) are the directors of Chiron Holdings GP, Inc. (the “GP”), the general partner of Chiron Guernsey Holdings L.P. Inc (the “LP”), which is the parent of the Company. Kinetic Concepts, Inc. and LifeCell Corporation are operating subsidiaries of the Company.

On May 29, 2013 the board of directors of the GP announced that James G. Carlson has agreed with the Company's financial sponsors to join the board of directors of the GP. For further details on this announcement, please see attached the press release filed as Exhibit 99.1 to this Current Report.

In connection with the appointment, the GP will enter into a Non-Employee Director Services Agreement (the “Services Agreement”) with Mr. Carlson effective as of May 27, 2013, pursuant to which Mr. Carlson will serve as a non-employee director of GP until December 31, 2013, unless extended as provided in the Services Agreement.  During the term of Mr. Carlson's service as a director, he will be entitled to a service fee at an annual rate of $120,000. The Services Agreement also contains a non-competition covenant that prohibits Mr. Carlson from competing against the Company during the term of his service and for a period of two years following the termination of his services, a non-solicitation covenant that prohibits Mr. Carlson from actively soliciting the Company's employees, customers, or suppliers during the term of his service and for a period of two years following the termination of his services, and a perpetual confidentiality provision.

The foregoing description of the Services Agreement is qualified in its entirety by reference to the complete copy of the Services Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended June 30, 2013.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Carlson has agreed to join the compliance committee of the board of directors of the GP.

On May 27, 2013, pursuant to resolutions adopted by the board of directors of the GP, the LP granted to Mr. Carlson 71,327 interest units (“Profit Interest Units”). The Profit Interest Units were granted under the LP's Amended and Restated Executive Equity Incentive Plan, pursuant to which the vesting terms and expiration of each award are fixed by the GP.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement), which disclosure describes certain compensatory arrangements, is incorporated by reference under this item.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated May 29, 2013, issued by Kinetic Concepts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTAUR GUERNSEY L.P. INC.

Date: May 29, 2013	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 29, 2013, issued by Kinetic Concepts, Inc.